UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2010

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 3.02 of this report regarding the Registration Rights Agreement is incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 26, 2010, Alcoa Inc. (“Alcoa”) made a contribution of 44,313,146 shares (the “Shares”) of its common stock, par value $1.00 per share (the “Common Stock”), to the Alcoa Master Retirement Plans Trust, a trust holding the assets of certain defined benefit pension plans of Alcoa and its subsidiaries (the “Master Trust”), in consideration for a credit against Alcoa’s future funding obligations to the Master Trust. The Shares were valued for purposes of the contribution at $585 million in the aggregate. The Shares were newly issued shares and were contributed to the Master Trust in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On January 26, 2010, Alcoa also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Evercore Trust Company, N.A. (the “Manager”), solely in its capacity as duly appointed and acting investment manager of a segregated account in the Master Trust holding the Shares. The Registration Rights Agreement provides, among other things, that Alcoa will file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to Alcoa’s existing effective shelf registration statement covering the resale of the Shares by the Master Trust. Alcoa must also, subject to certain agreed upon suspension periods, prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus and the prospectus supplement relating to the Shares as may be necessary to keep the registration statement effective until the earliest of (a) the date on which all Shares have been disposed of by the Master Trust pursuant to the effective registration statement; (b) the date on which all Shares may be sold by the Master Trust to the public in accordance with Rule 144 under the Securities Act and when no conditions of Rule 144 are then applicable to the Master Trust (other than the holding period requirement in paragraph (d) of Rule 144, so long as such holding period requirement is satisfied at such time of determination); (c) the date that is 90 days after the date on which the number of Shares held by the Master Trust is less than one percent of the shares of the Common Stock then outstanding; and (d) the date that Alcoa and the Manager have received an opinion of counsel or such other evidence that the Shares may otherwise be sold without registration or qualification under the Securities Act.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the contribution of the Shares to the Master Trust as described above in Item 3.02, the exhibits listed in Item 9.01 are filed herewith and incorporated by reference into Alcoa’s effective shelf registration statement on Form S-3ASR (File No. 333-149623) filed on March 10, 2008 and related Prospectus dated March 10, 2008, as supplemented by the Prospectus Supplement dated January 26, 2010 covering the resale of the Shares by the Master Trust.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

5	Opinion of Thomas F. Seligson, Esq., Counsel of Alcoa Inc.

10	Registration Rights Agreement, dated as of January 26, 2010, by and between Alcoa Inc. and Evercore Trust Company, N.A., solely in its capacity as duly appointed and acting investment manager of a segregated account held in the Alcoa Master Retirement Plans Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ NICHOLAS J. DEROMA
Name:	Nicholas J. DeRoma
Title:	Executive Vice President,
Chief Legal and Compliance Officer

Date: January 26, 2010

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Thomas F. Seligson, Esq., Counsel of Alcoa Inc.

10	Registration Rights Agreement, dated as of January 26, 2010, by and between Alcoa Inc. and Evercore Trust Company, N.A., solely in its capacity as duly appointed and acting investment manager of a segregated account held in the Alcoa Master Retirement Plans Trust.

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